UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024

DASEKE, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-37509 (Commission File Number)	47-3913221 (IRS Employer Identification No.)

15455 Dallas Parkway, Suite 550 Addison, Texas		75001
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 248-0412 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DSKE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company 

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act 

Introductory Note

As previously announced, on December 22, 2023, Daseke, Inc. (the “Company” or “Daseke”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with TFI International Inc., a corporation incorporated pursuant to the Canada Business Corporations Act (“Parent”), and Diocletian MergerCo, Inc., a Delaware corporation and an indirect, wholly owned subsidiary of Parent (“Acquisition Sub”).

On April 1, 2024 (the “Closing Date”), pursuant to the terms of the Merger Agreement, Acquisition Sub merged with and into Daseke (the “Merger”), with Daseke surviving the Merger as an indirect, wholly owned subsidiary of Parent (the “Surviving Corporation”).

Item 1.02. Termination of a Material Definitive Agreement.

The information provided in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the Merger, borrowings outstanding under the following agreements were repaid in full and all obligations and guarantees thereunder were discharged and all liens granted in connection therewith were released: (i) the Term Loan Agreement, dated as of February 27, 2017 and as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, by and among the Company, as a guarantor, Daseke Companies, Inc. (a wholly owned subsidiary of the Company), as the borrower, the Company subsidiaries from to time to time party thereto as guarantors, the financial institutions from time to time party thereto as lenders and JPMorgan Chase Bank, N.A. (as successor to Credit Suisse AG, Cayman Islands Branch), as administrative agent and collateral agent, and (ii) the Fifth Amended and Restated Revolving Credit and Security Agreement, dated February 27, 2017 and as amended, restated, supplemented or otherwise modified from time to time prior to the Closing Date, by and among the Company, as the guarantor, Daseke Companies, Inc. and certain of its subsidiaries from time to time party thereto, as borrowers, the financial institutions from time to time party thereto as lenders, and PNC Bank, National Association, as agent for such lenders.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the effective time of the Merger (the “Effective Time”), pursuant to the terms of the Merger Agreement, (i) each share of common stock, par value $0.0001 per share, of the Company (the “Common Stock”) that was issued and outstanding as of immediately prior to the Effective Time was automatically canceled and converted into the right to receive $8.30 in cash, without interest (the “Merger Consideration”), and (ii) each then-outstanding share of the Series B-2 Perpetual Redeemable Preferred Stock, par value $0.0001 per share, of the Company (the “Series B Preferred Stock”) was redeemed in accordance with its terms.

Also at the Effective Time:

•
each option to purchase shares of Common Stock (a “Company Option”) that was outstanding immediately prior to the Effective Time automatically vested (if unvested) and was canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the total number of shares of Common Stock subject to such Company Option and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Company Option (meaning that any Company Option with an exercise price per share equal to or greater than the Merger Consideration was canceled without any cash payment being made in respect thereof);
•
each outstanding Company restricted stock unit that vests solely on the basis of time (a “Company RSU”) that is vested or became vested at the Effective Time automatically in accordance with its terms solely as a result of the consummation of the transactions contemplated by the Merger Agreement was canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Company RSU and (ii) the Merger Consideration;
•
except as otherwise agreed by the holder of the Company RSU and Parent, each unvested outstanding Company RSU was converted into a time-based restricted stock unit of Parent (a “Parent RSU”), based on the exchange ratio specified in the Merger Agreement (the “Exchange Ratio”), with the same terms applicable to such Company RSU immediately prior to the Effective Time;
•
each outstanding Company performance stock unit that vests on the basis of time and the achievement of performance targets (a “Company PSU”) that is vested or became vested at the Effective Time automatically in accordance with its terms solely as a result of the consummation of the transactions contemplated by the Merger Agreement was canceled and converted into the right to receive an amount in cash (without interest and subject to applicable withholding taxes) equal to the product of (i) the number of shares of Common Stock subject to such Company PSU (as determined in accordance with the terms of the applicable award agreement) and (ii) the Merger Consideration; and
•
except as otherwise agreed by the holder of the Company PSU and Parent, each unvested outstanding Company PSU was converted into a Parent RSU, based on the Exchange Ratio and assuming target performance, with the same terms applicable to Company RSUs immediately prior to the Effective Time (except that such Parent RSU will cliff vest on the date that would have been the end of the performance period under the terms applicable to such Company PSU immediately prior to the Effective Time).

The total enterprise value of the transaction was approximately $1.1 billion, including payment for the Common Stock and the Series B Preferred Stock, payoff or assumption of the Company’s Series A preferred stock and outstanding debt, net of cash, and estimated transaction fees and expenses. The transaction was funded by Parent through a combination of cash on hand and a term loan from a syndicate of banks, including, National Bank of Canada, Royal Bank of Canada, Bank of America, N.A., The Toronto-Dominion Bank, Bank of Montreal, PNC Bank, N.A., U.S. Bank National Association, Morgan Stanley Bank, N.A., and Goldman Sachs.

The foregoing description of the Merger Agreement and the Merger is only a summary, does not purport to be complete and is subject to, and qualified in its entirety by reference to, the copy of the Merger Agreement attached hereto as Exhibit 2.1 and incorporated herein by reference.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On the Closing Date, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) of the consummation of the Merger and requested that trading of the Common Stock be suspended and that NASDAQ file with the Securities and Exchange Commission (the “SEC”) a Notification of Removal from Listing and/or Registration on Form 25 with respect to the delisting of the Common Stock from NASDAQ and the deregistration of the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, the Common Stock is no longer listed on NASDAQ, and trading of the Common Stock on NASDAQ was suspended at the close of trading on the Closing Date.

Upon effectiveness of the Form 25, the Company intends to file a certification on Form 15 with the SEC requesting the termination of registration of the Common Stock under Section 12(g) of the Exchange Act and the suspension of the Company’s reporting obligations under Sections 13(a) and 15(d) of the Exchange Act.

Item 3.03. Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.01, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, at the Effective Time, each share of Common Stock that was issued and outstanding immediately prior to the Effective Time was automatically canceled and converted into the right to receive the Merger

Consideration. Accordingly, at the Effective Time, the holders of such shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration in accordance with the Merger Agreement.

Item 5.01. Change in Control of Registrant.

The information set forth in the Introductory Note and Items 2.01, 3.01, 5.02, and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, at the Effective Time, a change of control of the Company occurred, and the Company became an indirect, wholly owned subsidiary of Parent.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all of the directors and executive officers of Daseke ceased serving in such capacities, effective as of the Effective Time.

Item 5.03. Amendments to Articles of Incorporation of Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, at the Effective Time, (i) the Company’s Second Amended and Restated Certificate of Incorporation, as amended and as in effect immediately prior to the Effective Time (the “Prior Charter”), was amended and restated in its entirety (the “New Charter”) to be identical to the certificate of incorporation of Acquisition Sub, and (ii) the Company’s Amended and Restated By-laws, as in effect immediately prior to the Effective Time (the “Prior Bylaws”), were amended and restated in their entirety (the “New Bylaws”) to be identical to the bylaws of Acquisition Sub, except that in each case, (a) the name of the Surviving Corporation is “Daseke, Inc.” and (b) the indemnity provisions are the same as those under the Prior Charter and the Prior Bylaws, respectively. A copy of the New Charter and a copy of the New Bylaws are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1*

Agreement and Plan of Merger, dated as of December 22, 2023, among Daseke, Inc., TFI International Inc. and Diocletian MergerCo, Inc. (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the registrant on December 28, 2023).

3.1	Third Amended and Restated Certificate of Incorporation of Daseke, Inc., effective April 1, 2024.
3.2	Amended and Restated Bylaws of Daseke, Inc., effective April 1, 2024.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

* Schedules and similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules and attachments upon request by the SEC; provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act for any schedules and attachments so furnished.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DASEKE, INC.

Date: April 2, 2024	By:	/s/ Josiane M. Langlois
	Name:	Josiane M. Langlois
	Title:	Authorized Officer